UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

PUMA BIOTECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150 Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Puma Biotechnology, Inc. (the “Company”) announced that an investigator-sponsored Phase I/II trial of alisertib plus pembrolizumab for the treatment of patients with Rb-deficient head and neck squamous cell cancer has been accepted for a poster presentation at the 2023 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston, Massachusetts. The poster entitled “Alisertib and pembrolizumab in Rb-deficient head and neck squamous cell carcinomas (HNSCC)” will be presented in late-breaking poster presentation session C on Saturday, October 14 from 12:30 pm - 4:00 pm ET as LB_C12.

The information included under Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: September 26, 2023	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President